UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2025

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42675	84-3986354
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2025, BitMine Immersion Technologies, Inc. (the “Company”), entered into an Independent Contractor Agreement (the “Agreement”) with Ryan Ramnath to continue serving as the Company’s Chief Operating Officer. The Agreement has a one-year term and automatically renews for successive one-year terms unless either the Company or Mr. Ramnath provides written notice of their intention not to renew no later than 30 calendar days before the end of a term.

Mr. Ramnath’s compensation under the Agreement is $10,000 per month payable on the last business day of each calendar month, as well as reimbursement for eligible reimbursable expenses as approved by the Company’s Chief Executive Officer. Upon termination of the Agreement, Mr. Ramnath is entitled to payment for services rendered prior to the termination date. The Agreement also contains customary provisions regarding confidential information, non-competition and non-solicitation.

The foregoing description is only a summary of the Independent Contractor Agreement and is qualified in its entirety by reference to a copy of the Independent Contractor Agreement attached as Exhibits 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Independent Contractor Agreement between BitMine Immersion Technologies, Inc. and Ryan Ramnath, dated September 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BitMine Immersion Technologies, Inc.

Dated: September 9, 2025	By:	/s/ Jonahtan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer